Exhibit 10.1
CARDIOGENESIS CORPORATION
RESTRICTED STOCK PURCHASE AGREEMENT
UNDER
STOCK OPTION PLAN
     THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of                     , 20___ by and between                                          (hereinafter referred to as “Purchaser”), and Cardiogenesis Corporation, a California corporation (hereinafter referred to as the “Company”), pursuant to the Company’s Stock Option Plan, as amended from time to time (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.
R E C I T A L S:
     A. Purchaser is an Employee or Consultant, and in connection therewith has rendered services for and on behalf of the Company.
     B. The Company desires to issue shares of Common Stock to Purchaser for the consideration set forth herein to provide an incentive for Purchaser to remain an Employee or Consultant of the Company and to exert added effort towards its growth and success.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:
     1. Issuance of Shares. The Company hereby sells to Purchaser, and Purchaser hereby purchases from the Company, an aggregate of                                          (                    ) shares of Common Stock of the Company (the “Shares”) on the terms and conditions set forth in this Agreement and the Plan.
     2. [Consideration. The purchase price (the “Purchase Price”) for the Shares shall be $      per share, or a total of $                    .]
     3. Vesting of Shares.
          (a) Subject to Section 4(f) below, the Shares acquired hereunder shall vest and become “Vested Shares” as to                      percent (___%) of the Shares on the first anniversary of the date of this Agreement,                      percent (___%) of the Shares on the second anniversary of the date of this Agreement and                                          percent (___%) of the Shares on the third anniversary of the date of this Agreement, at which time 100% of the Shares shall be Vested Shares. Shares which have not yet become vested are herein called “Unvested Shares.” No additional shares shall vest after the date of termination of Purchaser’s Continuous Status as an Employee or Consultant.
          (b) Notwithstanding Section 3(a), the Administrator may determine that if Purchaser holds Shares at the time of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Repurchase Option shall automatically terminate immediately prior to the consummation of such transaction, and the Shares subject to the terminated Repurchase Option shall immediately vest in full, except to the extent that this Agreement is continued, assumed, or substituted for by the acquiring or successor entity (or parent thereof) in connection with such transaction. If the Administrator does not make such determination, the Shares will cease vesting upon the consummation of such transaction (except as provided for in subsection (c) below) and Purchaser shall not have any right or title in any Unvested Shares.
          (c) However, if in the event of a transaction described in subsection (b) above, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and the purchase price), then the Repurchase Option shall not terminate, and vesting of the Shares shall not accelerate in connection with such transaction.
     4. Repurchase Option Upon Termination of Employment.
          (a) Repurchase Option. The Company shall have the right (but not the obligation) to repurchase (the “Repurchase Option”) any or all of the Shares upon the voluntary or involuntary termination of the Purchaser’s employment with the Company for any reason (including death or Disability). Upon exercise of the Repurchase Option, the Purchaser shall be obligated to sell his or her Shares to the Company, as provided in this Section 4.
          (b) Consideration for Repurchase Option. The repurchase price of the Shares purchased pursuant to the Company’s Repurchase Option (the “Repurchase Price”) shall be equal to the Purchase Price paid by the Purchaser. The Repurchase Price shall be payable, at the option of the Company, by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company, or by any combination thereof.
          (c) Procedure for Exercise of Repurchase Option. For ninety (90) days after the date of voluntary or involuntary termination of the Purchaser’s employment with the Company for any reason (including death or Disability), the Company may exercise its Repurchase Option by giving Purchaser and/or any other person obligated to sell written notice of the number of Shares which the Company desires to purchase.
          (d) Notification and Settlement. In the event that the Company has elected to exercise the Repurchase Option as to part or all of the Shares within the period described above, Purchaser or such other person shall deliver to the Company certificate(s) representing the Shares to be acquired by the Company within thirty (30) days following the date of the notice from the Company. The Company shall deliver to Purchaser against delivery of the Shares, checks of the Company payable to Purchaser and/or any other person obligated to transfer the Shares in the aggregate amount of the Repurchase Price to be paid as set forth in Section 4(b) above.
          (e) Deposit of Unvested Shares. Purchaser shall deposit with the Company certificates representing the Unvested Shares, together with a duly executed stock assignment separate from certificate in blank, which shall be held by the Secretary of the Company. Purchaser shall be entitled to vote and to receive dividends and distributions on all such deposited Shares.
          (f) Termination. The provisions of this Section 4 shall automatically terminate and the Shares shall not be subject to the Repurchase Option (and thus shall become Vested Shares) in accordance with Section 3(b) above.
          (g) Assignment. The Company may assign its Repurchase Option under this Section 4 without the consent of the Purchaser.

     5. Adjustments Upon Changes in Capital Structure. Subject to any required action by the shareholders of the Company, in the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without the receipt of consideration by the Company; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration,” then Purchaser shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Purchaser under this Agreement, in accordance with the provisions of Section 13(a) of the Plan. Such new, additional or different shares shall be deemed “Shares” for purposes of this Agreement and subject to all of the terms and conditions hereof.
     6. Shares Free and Clear. All Shares purchased by the Company pursuant to this Agreement shall be delivered by Purchaser free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws), and the purchaser thereof shall acquire full and complete title and right to all of such Shares, free and clear of any claims, liens and encumbrances of every nature (again, except for the provisions of this Agreement and such securities laws).
     7. Investment Representations. The Purchaser warrants and represents to the Company as follows:
          (a) The Purchaser is purchasing the Shares solely for the Purchaser’s own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. The Purchaser also represents that the entire legal and beneficial interest of the Shares the Purchaser is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.
          (b) The Purchaser has heretofore received all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares of the Company and the Purchaser further represents and warrants that the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.
          (c) The Purchaser realizes that the purchase of the Shares is a highly speculative investment and represents that the Purchaser is able, without impairing the Purchaser’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.
          (d) The Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of sale of the Shares to the Purchaser, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate current public information concerning the Company is then available to the public, (iii) the Purchaser has been the beneficial owner and the Purchaser has paid the full Purchase Price for the Shares at least one (1) year prior to the sale, and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by it only in limited amounts in accordance with such terms and conditions, as amended from time to time.
     8. Limitation of Company’s Liability.
          (a) The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Purchaser pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or approval shall not have been obtained.
          (b) The Company shall not be required to: (i) transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.
     9. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: Chief Financial Officer, and if to the Purchaser, at his or her most recent address as shown in the employment or stock records of the Company.
     10. Binding Obligations. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.
     11. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.
     12. Amendment. This Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.
     13. Entire Agreement. This Agreement, the Notice of Grant and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.
     14. Assignment. Purchaser shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

     15. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.
     16. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Purchaser and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Purchaser and the Company.
     17. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.
     18. No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Purchaser’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Purchaser may be a party.
     19. “Market Stand-Off” Agreement. Purchaser agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, Purchaser will not sell or otherwise transfer or dispose of any Shares held by Purchaser without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.
     20. Tax Elections. Purchaser understands that Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the acquisition of the Shares. Purchaser acknowledges that Purchaser has considered the advisability of all tax elections in connection with the purchase of the Shares, including the making of an election under Section 83(b) under the Code; Purchaser further acknowledges that the Company has no responsibility for the making of such Section 83(b) election. In the event Purchaser determines to make a Section 83(b) election, Purchaser agrees to timely provide a copy of the election to the Company as required under the Code.
     21. Legend. All certificates representing the Shares will bear the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR ENCUMBERED, EXCEPT IN CONFORMITY WITH THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN CARDIOGENESIS CORPORATION (THE “COMPANY”) AND THE REGISTERED HOLDER OF THE SHARES (OR HIS PREDECESSOR IN INTEREST).
     22. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys’ fees and costs.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	PURCHASER:

CARDIOGENESIS CORPORATION

By:

Name:
(Print Name)
Title:

Address:

CONSENT AND RATIFICATION OF SPOUSE
     The undersigned, the spouse of                                                             , a party t o the attached Restricted Stock Purchase Agreement (the “Agreement”), dated as of                                         , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Shares (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.
     I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:
(Signature)

(Print Name)